Exhibit 99.1

PRESS RELEASE

CIRCOR Reports 39% Revenue Growth for First Quarter of 2011

• Adjusted Earnings Per Share Grew by 58%

• Total Orders Increase by 30% Year-Over-Year, Energy Up 72%

• Leslie Subsidiary Emerges from Bankruptcy

• Company Enters into New Credit Agreement for $300 Million with Improved Terms

Burlington, MA – May 5, 2011 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the industrial, aerospace and energy markets, today announced financial results for the first quarter ended April 3, 2011.

Management Comments on First-Quarter Results

“CIRCOR is off to a strong start in 2011,” said Chairman and Chief Executive Officer Bill Higgins. “Revenues grew by 39% year over year, and adjusted earnings per share, excluding Leslie asbestos and bankruptcy charges, increased by 58%. Our short-cycle Energy and Flow Technologies end markets are the strongest, benefiting from early-cycle economic activity. Total Orders for the quarter were up 30% year over year; with Energy bookings growing 72%.”

“We are very pleased to have accomplished the final step to permanently resolve Leslie’s asbestos liability. Last week we funded the asbestos trust and Leslie Controls has emerged from bankruptcy.” said Higgins. “In addition, to support our strategic growth, we have entered into a new $300 million, five-year unsecured credit agreement, which provides better terms than our previous arrangement and additional borrowing capacity.”

CIRCOR also announced that Paul M. Coppinger will be leaving the Company May 13, 2011. As President of CIRCOR Energy, Mr. Coppinger led the segment through a period of plant consolidations and lean implementations. Commenting on the Company’s search for a new CIRCOR Energy leader, Mr. Higgins said, “This individual will drive the transition to accelerating global growth both organically and through acquisitions.”

Consolidated Results

Revenues for the first quarter of 2011 were $203.4 million, a 39% increase from $146.3 million generated in the first quarter of 2010. CIRCOR reported net income for the first quarter of 2011 of $7.9 million, or $0.45 per diluted share, compared with net income of $5.7 million, or $0.33 per diluted share, for the first quarter of 2010.

Consolidated adjusted operating earnings, which excludes Leslie asbestos and bankruptcy charges, was $13.8 million for the first quarter of 2011 compared to $7.3 million for first quarter 2010, an increase of 89%.

1

First-quarter 2011 net income included pretax Leslie asbestos and bankruptcy charges of $1.0 million, compared with $0.6 million of pretax asbestos recoveries in the first quarter of 2010. Excluding Leslie asbestos and bankruptcy charges and recoveries net of tax, adjusted earnings per diluted share increased 58% to $0.49 for the first quarter of 2011, compared with $0.31 in the first quarter of 2010.

Consolidated Orders and Free Cash Flow

The Company received orders totaling $221.6 million during the first quarter of 2011, an increase of 30% compared with the first quarter of 2010 and a 4% increase compared with the fourth quarter of 2010. Backlog as of April 3, 2011 was $419.1 million, up 27% from backlog of $330.4 million at April 4, 2010 and up 4% from $404.3 million at December 31, 2010.

During the first quarter of 2011, the Company generated $0.9 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) compared with using $7.0 million in the first quarter of 2010, primarily due to higher net income and working capital improvements.

Energy

CIRCOR’s Energy segment revenues of $99.2 million for the quarter ended April 3, 2011 represent a 72% increase from $57.7 million for the quarter ended April 4, 2010. The increase included 65% organic growth, 4% growth from acquisitions, and a positive foreign currency adjustment of 3%. The growth was primarily the result of strong shipment volume for large international projects and short-cycle North American business, the acquisition of SF Valves in February, and favorable foreign currency fluctuations.

Incoming orders for the first quarter of 2011 were $113.7 million, an increase of 72% year over year, but down 6% sequentially. The year-over-year growth was primarily due to strength in large international projects, which has rebounded from the low order intake in the previous year. Ending backlog totaled $203.1 million, a 50% increase year over year and a 13% increase sequentially.

For the first quarter of 2011, the Energy segment adjusted operating margin of 6.4% compares with 3.5% for the first quarter of 2010 and 6.7% for the fourth quarter of 2010. The year-over-year increase was driven primarily by the improved margins and revenue in the North American short-cycle businesses, partially offset by pricing pressure on large international projects.

Aerospace

CIRCOR’s Aerospace segment revenues increased by 18% to $32.1 million for the first quarter of 2011 from $27.3 million in the first quarter of 2010. The increase in revenues was driven by 14% growth from acquisitions, 4% organic growth, and a 1% positive foreign currency adjustment.

Incoming orders for the first quarter of 2011 were $32.8 million, a decrease of 6% year over year, but up 7% sequentially. The year-over-year order decrease was primarily due to the timing of military landing gear orders which were high in the first quarter of 2010, partially offset by the positive impact of acquisitions. Ending backlog totaled $135.3 million, an increase of 12% year over year, but down 8% sequentially.

2

The Aerospace segment’s adjusted operating margin was 11.6% for the first quarter of 2011, compared with 13.2% for the first quarter of 2010, and 14.1% for the fourth quarter of 2010. First-quarter 2011 adjusted operating margins decreased year over year primarily as a result of higher costs associated with the integration of the Castle acquisition.

Flow Technologies

CIRCOR’s Flow Technologies segment revenues increased 18% to $72.1 million for the first quarter of 2011 from $61.3 million in the first quarter of 2010. First-quarter 2011 revenues reflected organic growth of 15%, due to continued semiconductor strength and steady progress in process and industrial markets, growth from acquisitions of 2%, and a favorable foreign currency adjustment of 1%.

Incoming orders for this segment were $75.0 million for the first quarter of 2011, an increase of 9% year over year and 24% sequentially. The year-over-year and sequential increase reflects an improvement in most markets except refining and maritime. Ending backlog totaled $80.7 million, an increase of 9% year over year and an increase of 5% sequentially.

This segment’s adjusted operating margin, which excludes the impact of Leslie asbestos and bankruptcy charges, for the first quarter of 2011, was 13.7%, compared with 10.2% in the first quarter of 2010 and 12.5% in the fourth quarter of 2010. The first-quarter year-over-year adjusted operating margin increase was due primarily to higher volumes and associated leverage.

Business and Financial Outlook

“2011 is shaping up to be a year of improving performance for CIRCOR,” said Higgins. “Short cycle bookings for our Energy business remain solid and large international projects are continuing to recover. We expect Energy margins will slowly improve, as we work through the lower margin project backlog. Commercial aerospace has come off the bottom; however, military sales will remain soft for the near-term. The end markets within our Flow Technologies business are healthy.”

CIRCOR currently expects revenues for the second quarter of 2011 in the range of $200 million to $207 million and adjusted earnings are expected to be in the range of $0.42 to $0.52 per diluted share. CIRCOR’s guidance for adjusted earnings per share assumes a 31% tax rate and that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, May 5, 2011, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

3

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including second-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the industrial, aerospace and energy markets. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

4

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	April 3, 2011	April 4, 2010

Net revenues	$203,370	$146,269
Cost of revenues	147,160	103,550

GROSS PROFIT	56,210	42,719
Selling, general and administrative expenses	42,437	35,418
Leslie asbestos and bankruptcy charges (recoveries)	1,001	(648)

OPERATING INCOME	12,772	7,949

Other expense (income):
Interest income	(43)	(43)
Interest expense	816	597
Other expense (income), net	915	(51)

Total other expense	1,688	503

INCOME BEFORE INCOME TAXES	11,084	7,446
Provision for income taxes	3,178	1,713

NET INCOME	$7,906	$5,733

Earnings per common share:
Basic	$0.46	$0.34
Diluted	$0.45	$0.33

Weighted average common shares outstanding:
Basic	17,163	17,051
Diluted	17,378	17,193

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	April 3, 2011	April 4, 2010

OPERATING ACTIVITIES
Net income	$7,906	$5,733
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,575	3,228
Amortization	1,418	979
Compensation expense of stock-based plans	1,136	843
Tax effect of share based compensation	(256)	112
Loss on disposal of property, plant and equipment	2	0

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	1,421	(10,734)
Inventories	(4,622)	(4,332)
Prepaid expenses and other assets	(6,781)	(8,212)
Accounts payable, accrued expenses and other liabilities	416	9,609

Net cash provided by (used in) operating activities	4,215	(2,774)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,693)	(3,606)
Proceeds from the sale of property, plant and equipment	12	13
Purchase of investments	(1)	0
Business acquisitions, net of cash acquired	(20,221)	(340)

Net cash used in investing activities	(22,903)	(3,933)

FINANCING ACTIVITIES
Proceeds from long-term debt	60,748	16,110
Payments of long-term debt	(34,778)	(15,972)
Dividends paid	(663)	(639)
Proceeds from the exercise of stock options	213	256
Tax effect of share based compensation	256	(112)

Net cash provided by (used in) financing activities	25,776	(357)

Effect of exchange rate changes on cash and cash equivalents	651	(1,474)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,739	(8,538)
Cash and cash equivalents at beginning of year	45,752	46,350

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$53,491	$37,812

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	April 3, 2011	December 31, 2010

ASSETS
Current Assets:
Cash & cash equivalents	$53,491	$45,752
Short-term investments	107	101
Trade accounts receivable, less allowance for doubtful accounts of $1,249 and $822, respectively	141,280	138,860
Inventories	177,340	167,797
Income taxes refundable	1,806	1,625
Prepaid expenses and other current assets	13,200	5,749
Deferred income tax asset	20,422	20,111
Insurance receivables	38	38
Assets held for sale	542	542

Total Current Assets	408,226	380,575

Property, Plant and Equipment, net	100,251	95,768

Other Assets:
Goodwill	72,843	63,175
Intangibles, net	61,977	62,322
Deferred income tax asset	11,829	11,829
Other assets	11,582	2,526

Total Assets	$666,708	$616,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$86,099	$80,577
Accrued expenses and other current liabilities	51,572	51,248
Accrued compensation and benefits	20,354	22,305
Leslie asbestos and bankruptcy related liabilities	79,801	79,831
Income taxes payable	0	38
Notes payable and current portion of long-term debt	8,178	851

Total Current Liabilities	246,004	234,850

Long-Term Debt, net of current portion	22,858	684
Deferred income taxes	400	0
Other Non-Current Liabilities	22,740	23,841
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,202,100 and 17,112,688 issued and outstanding, respectively	172	171
Additional paid-in capital	255,348	254,154
Retained earnings	103,631	96,389
Accumulated other comprehensive income	15,555	6,106

Total Shareholders’ Equity	374,706	356,820

Total Liabilities and Shareholders’ Equity	$666,708	$616,195

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in millions)

UNAUDITED

	Three Months Ended
	April 3, 2011	April 4, 2010

ORDERS[1]
Energy	$113.7	$66.2

Aerospace	32.8	34.8

Flow Technologies	75.0	69.1

Total orders	$221.5	$170.1

	April 3, 2011	April 4, 2010

BACKLOG[2]
Energy	$203.1	$135.4

Aerospace	135.3	$121.0

Flow Technologies	80.7	$74.0

Total backlog	$419.1	$330.4

Note 1: Beginning in Q2 2010, orders have been adjusted to exclude the foreign exchange impact from backlog remeasurement. The three months ended April 4, 2010 reflects an increase of $9.0 million.

Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR

NET REVENUES

Energy	$57,722	$77,305	$80,613	$90,229	$305,869	$99,170
Aerospace	27,274	27,811	28,316	35,465	118,866	32,110
Flow Technologies	61,273	62,889	68,648	68,365	261,175	72,090

Total	146,269	168,005	177,577	194,059	685,910	203,370

* ADJUSTED OPERATING MARGIN

Energy	3.5%	8.3%	11.1%	6.7%	7.7%	6.4%
Aerospace	13.2%	14.6%	9.6%	14.1%	13.0%	11.6%
Flow Technologies	10.2%	10.1%	13.1%	12.5%	11.5%	13.7%
Segment operating margin	8.1%	10.0%	11.7%	10.1%	10.1%	9.8%
Corporate expenses	-3.1%	-3.1%	-2.7%	-3.3%	-3.1%	-3.0%
* Adjusted operating margin	5.0%	6.9%	8.9%	6.7%	7.0%	6.8%
Leslie asbestos and bankruptcy charges (recoveries)	-0.4%	17.2%	1.3%	1.1%	4.8%	0.5%
Total operating margin	5.4%	-10.3%	7.6%	5.6%	2.2%	6.3%

* ADJUSTED OPERATING INCOME

Energy	2,025	6,424	8,968	6,024	23,441	6,393
Aerospace	3,607	4,067	2,726	5,002	15,402	3,727
Flow Technologies	6,276	6,367	8,997	8,512	30,152	9,854

Segment operating income	11,908	16,858	20,691	19,538	68,995	19,974
Corporate expenses	(4,607)	(5,274)	(4,859)	(6,494)	(21,234)	(6,201)

* Adjusted operating income	7,301	11,584	15,832	13,044	47,761	13,773

Leslie asbestos and bankruptcy charges (recoveries)	(648)	28,908	2,343	2,173	32,776	1,001

Total operating income	7,949	(17,325)	13,490	10,871	14,986	12,772

INTEREST EXPENSE, NET	(554)	(586)	(734)	(641)	(2,515)	(773)
OTHER (EXPENSE) INCOME, NET	51	(258)	853	(608)	38	(915)

PRETAX INCOME (LOSS)	7,446	(18,169)	13,609	9,622	12,508	11,084
(PROVISION) BENEFIT FOR INCOME TAXES	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)

EFFECTIVE TAX RATE	23.0%	38.1%	23.6%	19.6%	-0.9%	28.7%
NET INCOME (LOSS)	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906

Weighted Average Common Shares Outstanding (Diluted)	17,193	17,109	17,258	17,378	17,297	17,378

EARNINGS PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45

EBIT	$8,000	$(17,583)	$14,343	$10,263	$15,024	$11,857
Depreciation	3,228	3,115	3,166	3,566	13,075	3,575
Amortization of intangibles	979	964	1,122	1,236	4,301	1,418

EBITDA	$12,207	$(13,504)	$18,631	$15,065	$32,400	$16,850

EBITDA AS A PERCENT OF SALES	8.3%	-8.0%	10.5%	7.8%	4.7%	8.3%

CAPITAL EXPENDITURES	$3,606	$4,580	$3,213	$3,513	$14,913	$2,693

*	Adjusted Operating Income & Margin excludes Special, Impairment, and Leslie asbestos and bankruptcy charges.

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR

FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(7,019)	$11,947	$(3,566)	$15,560	$16,921	$859

ADD: Capital expenditures	3,606	4,580	3,213	3,513	14,913	2,693
Dividends paid	639	640	703	661	2,643	663

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(2,774)	$17,167	$350	$19,734	$34,477	$4,215

NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(52,713)	$(55,976)	$(26,225)	$(44,318)	$(44,318)	$(22,562)

ADD:
Cash & cash equivalents	37,812	60,857	68,526	45,752	45,752	53,491
Investments	22,412	94	97	101	101	107

TOTAL DEBT	$7,511	$4,975	$42,398	$1,535	$1,535	$31,036

DEBT AS % OF EQUITY	2%	2%	12%	0%	0%	8%

TOTAL DEBT	7,511	4,975	42,398	1,535	1,535	31,036

TOTAL SHAREHOLDERS’ EQUITY	349,244	324,128	351,719	356,820	356,820	374,706

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$8,000	$(17,583)	$14,343	$10,263	$15,023	$11,857

LESS:
Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)
Provision for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$12,207	$(13,504)	$18,631	$15,065	$32,399	$16,850

LESS:
Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)
Depreciation	(3,228)	(3,115)	(3,166)	(3,566)	(13,075)	(3,575)
Amortization	(979)	(964)	(1,122)	(1,236)	(4,301)	(1,418)
Provision for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906

ADJUSTED INCOME [NET INCOME EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$5,312	$7,549	$11,922	$9,144	$33,928	$8,557

LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	(421)	18,790	1,523	1,412	21,304	651

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906

ADJUSTED WEIGHTED AVERAGE SHARES	N/A	17,109	N/A	N/A	N/A	N/A

Adjustment for anti-dilutive conversion of shares	0	153	0	0	0	0

Weighted average common shares outstanding (diluted)	17,193	17,262	17,258	17,378	17,297	17,378

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.31	$0.44	$0.69	$0.53	$1.97	$0.49

LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	(0.02)	1.10	0.09	0.08	1.24	0.04

EARNINGS PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45

CIRCOR INTERNATIONAL, INC

Leslie Controls Asbestos Items

(in thousands, except case information)

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR

Quarterly Case Rollforward

Beginning open cases	1,104	1,150	1,214	1,340	1,104	1,340
Cases filed	150	169	132	—	451	—
Cases resolved and dismissed	(104)	(105)	(6)	—	(215)	—

Ending open cases	1,150	1,214	1,340	1,340	1,340	1,340

Ending open mesothelioma cases	623	672	713	713	713	713

Income Statement Amounts

Indemnity costs accrued (cases filed)	$699	$1,797	$—	$—	$2,496	$—
Adverse verdict costs (recoveries)	65	(2,455)	—	—	(2,390)	—
Defense costs incurred	3,731	3,435	16	319	7,501	—
Insurance recoveries adjustment	(3,652)	—	—	—	(3,652)	—
Insurance recoveries accrued	(1,491)	(1,135)	—	—	(2,626)	—
Leslie Bankruptcy related charges, net	—	27,266	2,327	1,854	31,447	1,001

Net pre-tax Leslie asbestos and bankruptcy expense (recovery)	$(648)	$28,908	$2,343	$2,173	$32,776	$1,001

Balance Sheet Amounts

Bankruptcy and indemnity liability	$57,732	$78,976	$78,067	$77,689		$77,659
Incurred defense cost liability	2,099	3,455	1,997	2,142		2,142
Insurance recoveries receivable	(7,997)	(1,180)	(194)	(38)		(38)

Net Leslie asbestos liability	$51,834	$81,251	$79,870	$79,793		$79,763

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY

USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

UNAUDITED

	2nd QTR 2011
	Low	High

EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.42	$0.52

LESS:
Expected special charges (recoveries), net of tax impact on EPS	$—	$—
Expected impairment charges, net of tax impact on EPS	$—	$—
Expected Leslie asbestos and bankruptcy charges, net of tax impact on EPS	$—	$—

EXPECTED EARNINGS PER COMMON SHARE (Diluted)	$0.42	$0.52